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[Lipid Sciences Logo]


FOR FURTHER INFORMATION CONTACT:

AT THE COMPANY:
Deborah S. Lorenz
Vice President, Investor Relations &
Corporate Communications
925-249-4031
dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE
MONDAY, SEPTEMBER 23, 2002

          LIPID SCIENCES INC. ANNOUNCES ELECTION OF RICHARD G. BABBITT
                      AS DIRECTOR AND CHAIRMAN OF THE BOARD

PLEASANTON, CA, SEPTEMBER 23 - LIPID SCIENCES, INC. (NASDAQ: LIPD), a development-stage biotechnology company engaged in the research and development of products for the treatment of major medical indications by removing lipids from plasma proteins, today announced that Richard G. Babbitt has been elected to its Board of Directors and will serve as Chairman. He will replace Christopher A. Marlett as Chairman. Mr. Babbitt was elected at a Board meeting held in conjunction with a regularly scheduled meeting of the Scientific and Viral Advisory Boards.

"It is particularly gratifying to see that someone with Mr. Babbitt's track record of success in business has been elected Chairman. Dick was instrumental in Inamed's progress over the past few years. He has a deep understanding of the business issues that an emerging company faces, as well as experience in successfully commercializing medical products. We expect to benefit significantly from his experience and the leadership that he has demonstrated in his previous associations," commented Christopher A. Marlett, Director and former Chairman.

Mr. Babbitt is a member of the Board of Directors of Inamed, a Santa Barbara, Calif., global medical device company that develops, manufactures and markets a diverse line of products including breast implants for both aesthetic and reconstructive purposes, a range of dermal products to correct facial wrinkles, and the LAP-BAND and BIB systems used to treat severe and morbid obesity. Mr. Babbitt served as Inamed's Chairman from 1998 to July 2002, and held the positions of Chief Executive Officer and President. Before joining Inamed, he was associated with DNA Technologies, Inc., Ben Hogan Company, B.I. Industries, American Safety



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Equipment Corporation, Welsh Manufacturing, and Medical Supply Company in Chief
Executive Officer and Board positions.

Mr. Babbitt is a graduate of Purdue University, West Lafayette, Ind., and holds Bachelor of Science and Bachelor of Naval Science and Tactics Degrees. He also served as an officer in the United States Marine Corps.

"I welcome the opportunity to work with the team at Lipid Sciences in its quest to commercialize its novel technology of plasma delipidation. Because this technology addresses both viral and cardio- and cerebrovascular applications, it has the potential to save a significant number of lives," said Mr. Babbitt.

Lipid Sciences, Inc. is a development-stage biotechnology company that is researching and developing products to treat major medical conditions, such as cardiovascular disease and HIV infection, in which lipids (fats) play a key role. The Company's technologies are based on a patented process that selectively removes lipids from proteins in human blood without disrupting protein function. This process of lipid removal, known as plasma delipidation, potentially reverses the condition while enhancing the body's natural ability to heal itself. The Company believes that this unique delipidation process has the potential for far-reaching implications for human health. It may reverse cardio-and cerebrovascular disease, as well as provide an effective therapeutic effect on many infectious agents, including the viruses that cause AIDS, Hepatitis B, Hepatitis C, and herpes.

Forward-Looking Statements

This release contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance as well as all other statements which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release. Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. In addition to those risk factors, other factors that could cause actual results to differ materially include the following: Our inability to obtain adequate funds; our inability to receive regulatory approval for our technology, which is only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba International; competition in our industry; failure to secure and enforce our intellectual property rights; our reliance on collaborations with strategic partners; risks associated with use of biological and hazardous materials; product liability claims; and economic downturn in the real estate market.